August 8, 2024

(A)Freyr Battery US Holding, Inc.

(B)FREYR Battery, Inc.

and

(C)Jeremy Bezdek

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is between:

(i)FREYR Battery US Holding, Inc., a Delaware Corporation (the “Company”);

(ii)FREYR Battery, Inc., a Delaware Corporation (the “Parent Company”); and

(iii)Jeremy Bezdek (the “Employee”).

RECITALS

(A)The Employee was employed by the Company as the President of the Company and EVP Corporate Development of the Parent Company and its subsidiaries (including the Company) under the terms of an employment agreement made and entered into as of December 12, 2022 (the “Employment Agreement”).

(B)The Company and the Parent Company are entering into this Agreement for themselves and as agents for all Group Companies and are duly authorized to act on their behalf. A “Group Company” is any company which is for the time being a subsidiary of the Parent Company.

(C)The Company wishes to terminate the Employee’s employment with the Parent Company and each Group Company (including the Company) without Cause pursuant to Section 4(b) of the Employment Agreement.

(D)The Employee’s employment with the Company and each Group Company shall terminate effective as of August 8, 2024 (the “Termination Date”).
IT IS AGREED as follows:

1.TERMINATION OF EMPLOYMENT
1.1The employment relationship between the Employee, the Parent Company, the Company, and each other Group Company shall terminate on the Termination Date.
1.2From the date of this Agreement through the Termination Date, the Employee is not permitted to take on other employment, duty or commission without the Parent Company’s prior written consent.
1.3The Employee’s obligations to act in good faith and in the best interests of the Company, the Parent Company and all Group Companies and the Employee’s other obligations under the Employment Agreement remains in full force and effect until the Termination Date. The Employee remains bound by all policies and procedures of the Company, the Parent Company, and all Group Companies through the Termination Date.

2.2OFFICERSHIPS AND DIRECTORSHIP IN GROUP COMPANIES
2.1Effective as of the Termination Date, the Employee is deemed to have automatically resigned from all officerships and directorships of the Parent Company, the Company and any Group Company and, if required or requested by the Parent Company or any Group Company, the Employee shall promptly take any action to formalize such resignation.

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3.3PAYMENT OF SALARY AND BENEFITS UNTIL TERMINATION DATE
3.1The Company will pay and provide the Employee with Employee’s current Base Salary and employee benefits until the Termination Date, less applicable tax withholding and other authorized deductions.

4.TERMINATION WITHOUT CAUSE; FINAL PAY
4.1The Employee, the Company and the Parent Company agree that the Employment Agreement shall, effective as of the Termination Date, terminate as a result of the Company’s termination of the Employee’s employment without Cause pursuant to Section 4(b) of the Employment Agreement. The Employee, the Company and the Parent Company agree that Employee is not entitled to equity acceleration pursuant to Sections 3(c)-(e) of the Employment Agreement in connection with the Employee’s termination of employment.
4.2Regardless of the Employee’s execution of this Agreement, Employee will receive the Employee’s Base Salary at the current rate through the Termination Date, payable no later than the first regularly scheduled payroll date following the Termination Date, less applicable withholdings and deductions.
4.3Pursuant to Section 4(b) of the Employment Agreement, the Employee will not be entitled to payment of any cash bonus under the Parent Company’s short- term incentive plan for 2024.
4.4The Company will reimburse the Employee for all expenses reasonably and properly incurred and reported by the Employee prior to the Termination Date in accordance with Section 4(a) of the Employment Agreement, payable on the Company’s first regularly scheduled payroll date after the Termination Date, provided all supporting documents were properly submitted in advance.
4.5The Employee represents, warrants and confirms that the Employee has been properly paid all salary, wages, commissions, bonuses and other compensation due to the Employee and the Company and Parent Company owe Employee no wages, overtime pay, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in this Agreement.
4.6The Company waives any claims against the Employee for reimbursement of income taxes or similar taxes or contributions that the Company or any Group Company have paid or advanced on behalf of the Employee related to the administrative appeal against the 2022 Luxembourg tax assessment of the Employee’s board remuneration. Similarly, any tax refunds following a successful outcome of the administrative appeal shall belong to the Company. The Employee shall be solely responsible to correctly reflect any benefit obtained through such waiver in his tax filings and for any resulting tax payments.

5.5.SEPARATION PAYMENT
5.1In accordance with Section 4(b) of the Employment Agreement, subject to the Employee fulfilling the Employee’s obligations hereunder and the conditions set forth herein, and the Employee’s timely execution and non-revocation of this Agreement pursuant to its terms, the Company shall pay the Employee an aggregate amount equal to $500,000, payable in substantially equal installments over a six (6)-month period, paid in accordance with the Company’s standard payroll practices and less all applicable federal, state, and local withholding taxes and any other authorized or legally required deductions, payable on the Company’s first regularly scheduled payroll date following the Effective Date; provided, however, that the first installment of Severance shall include all payments that would have been made had such installments commenced immediately following the Employee’s Termination Date (the “Separation Payment”).

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6.STOCK OPTIONS AND RSUS
6.1All of the Employee’s Sign-On Options and LTIP Options that have vested as of the Termination Date must be exercised within three (3) months of the Termination Date.
6.2All of the Employee’s granted but unvested Sign-On Options, LTIP Options, and LTIP RSUs were automatically forfeited without payment of any consideration on the Termination Date.
6.3Employee shall not receive (or be entitled to receive) any additional equity incentive awards as of the Termination Date.

7.RELEASE OF CLAIMS
7.1The Employee, on behalf of himself and his heirs, executors, administrators and assigns, forever waives, releases and discharges the Company, the Parent Company, and each Group Company, and its and their past, present, and future officers, directors, shareholders, members, managers, employees, agents, servants, accountants, attorneys, heirs, beneficiaries, successors and assigns (together with the Company, the “Company Released Parties”), from any and all claims, demands, causes of actions, fees, damages, liabilities and expenses (including attorneys’ fees) of any kind whatsoever, whether known or unknown, suspected or unsuspected (collectively, “Claims”), that the Employee has ever had or might have against the Company Released Parties, or any of them, in any way arising out of, relating to, or connected with, the Employment Agreement, the Employee’s services to, or employment by the Company or the termination thereof, including, but not limited to, (i) any Claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, as amended, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of Title 42 of the United States Code, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, the Kansas Act Against Discrimination, the Kansas Age Discrimination in Employment Act, the Kansas Minimum Wage and Maximum Hours Law, the Discrimination Against Military Personnel Act, the Discrimination Against Employees who are Victims of Domestic Violence or Sexual Assault and/or any other federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and (ii) any tort and/or contract claims, including any claims of breach of contract, fraud, wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. This release, however, excludes the following “Excluded Claims”: (w) any claims made under state workers’ compensation or unemployment laws, and/or any claims that cannot be waived by law, (x) claims with respect to the breach of any covenant (including any payments under the Employment Agreement) to be performed by the Company after the date of this Agreement, (y) any rights to indemnification or contribution or directors’ and officers’ liability insurance under the Employment Agreement, any operative documents of the Company or any applicable law, and (z) any claims for vested benefits under any employee benefit plan (excluding any severance plan and including claims under the Consolidated Omnibus Budget Reconciliation Act of 1985) or any claims that may arise after the Effective Date.
7.2Without in any way limiting the scope of the foregoing general release of claims, the Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (the “ADEA”) and that such waiver and release is knowing and voluntary. This waiver and release does not govern any rights or claims that might arise under the ADEA after the Effective Date. The Employee acknowledges that: (i) the consideration given for this release is in addition to anything of value to which the Employee

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otherwise would be entitled to receive; (ii) he has been advised in writing to consult with an attorney of his choice prior to signing this Agreement; (iii) he has been provided a full and ample opportunity to review this Agreement, including a period of at least twenty-one (21) days within which to consider it (which will not be lengthened by any revisions or modifications); (iv) the Employee may not execute this Agreement prior the last day of his employment with the Company; (v) he has read and fully understands this Agreement and has had the opportunity to discuss it with an attorney of his choice; (vi) to the extent that the Employee takes less than twenty-one (21) days to consider this Agreement prior to execution, he acknowledges that he had sufficient time to consider this Agreement with counsel and that he expressly, voluntarily and knowingly waives any additional time; and (vii) the Employee is aware of his right to revoke this Agreement at any time within the seven (7)-day period following the date on which he executes this Agreement by providing notice before the end of this seven (7)-day period. The Employee further understands that he shall relinquish any right he has to the Severance Payment set forth in Section 5 of this Agreement if he exercises his right to revoke this Agreement. Notice of revocation must be made in writing and must be received by the Company by August 16, 2024, no later than 5:00 p.m. Pacific Time on the seventh (7th) calendar day immediately after the day on which the Employee executes this Agreement. This Agreement will be considered effective and enforceable on the eighth (8th) calendar day following the date the Employee signs and returns this Agreement to the Company (the “Effective Date”).
7.3The Employee agrees that neither this Agreement, nor the furnishing of the consideration for this general release of claims, shall be deemed or construed at any time to be an admission by the Company, any other Company Released Party or the Employee of any improper or unlawful conduct. The Employee further acknowledges and agrees that the Company and the other Company Released Parties have fully satisfied any and all obligations owed to the Employee arising out of or relating to the Employee’s employment with the Company or any other Company Released Party, and no further sums, payments, or benefits are owed to the Employee by the Company or any of the other Company Released Parties arising out of or relating to the Employee’s employment with the Company or any of the other Company Released Parties, except as expressly provided in this Agreement.

8.CONTINUING OBLIGATIONS
8.1The Employee acknowledges and agrees that the Employee’s obligations under Section 7 (Confidentiality), Section 8 (Permitted Disclosures), Section 9 (Non-Disparagement), Section 10 (Non-Competition), Section 11 (Non-Solicitation of Customers), Section 12 (Non-Solicitation of Employees), Section 14 (Intellectual Property), Section 15 (Return of Property), Section 17 (Cooperation), and Section 26 (Governing Law) of the Employment Agreement survive the termination of engagement and are incorporated herein by reference (the “Continuing Obligations”). The Employee affirms that the restrictive covenants in the Employment Agreement are reasonable and necessary to protect the legitimate interests, including goodwill, of the Company and the Parent Company and that the Employee received adequate consideration in exchange for agreeing to those restrictions and will abide by those restrictions.

9.GENERAL
9.1Unless defined herein, terms defined in the Employment Agreement shall have the same meaning when used in this Agreement.
9.2This Agreement (including the Continuing Obligations) contains the entire agreement between the Company and the Employee relating to the matters contained herein and amends, supersedes and restates all prior agreements and understandings, oral or written, between the Company and the Employee with respect to the subject matter hereof.

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9.3The parties acknowledge that, except as expressly set forth herein, no representations of any kind or character have been made by the other party to induce execution of this Agreement. It is further understood and agreed that the Employee has not relied upon any advice whatsoever from the Parent Company, the Company and their counsel regarding this Agreement.
9.4No modification or waiver of the terms of this Agreement shall be effective unless it appears in a writing signed by both parties to this Agreement.
9.5The language of all parts in this Agreement shall be construed as a whole, according to fair meaning, and not strictly for or against any party. The underlined headings herein are inserted for the convenience of the parties and shall not be construed to limit or modify the text of this Agreement.
9.6This Agreement shall be binding upon the parties, as well as their heirs, representatives, executors, administrators, successors, and assigns, and shall inure to the benefit of each and all of the persons, and to their heirs, representatives, executors, administrators, successors, and assignees.
9.7Should any provision in this Agreement be determined to be invalid, the validity of the remaining provisions shall not be affected thereby, and the invalid provision shall be deemed not to be part of this Agreement, and all remaining provisions shall remain valid and enforceable.
9.8A failure of any of the Company Releasees to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Agreement shall remain valid and binding.
9.9This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and such counterparts or duplicates together shall constitute one and the same instrument.

[Signature Page Follows]

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SIGNED /s/ Tom Einar Jensen

For and on behalf of the Company
8/7/2024
DATED

SIGNED _/s/ Tom Einar Jensen

For and on behalf of the Parent Company
8/7/2024
DATED

SIGNED /s/ Jeremy Bezdek

By the Employee
8/7/2024
DATED

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